EXHIBIT 99.1

            Qualstar Appoints New Vice President of Sales;
      Robert C. King Brings More Than 30 Years Of Achievement in
                      Technology Sales Management

    SIMI VALLEY, Calif.--(BUSINESS WIRE)--June 16, 2005--Qualstar(R) Corporation (Nasdaq:QBAK), a manufacturer of automated tape storage solutions, announced today that Robert C. King has joined the Company as Vice President of Sales. Mr. King will direct the sales strategy for Qualstar's widely respected line of automated tape libraries.
    "We are extremely fortunate to have someone of Bob's caliber join Qualstar," said William Gervais, president and chief executive officer of Qualstar. "Bob has an outstanding track record of achievement in sales management throughout the technology industry. His deep understanding of the OEM and distribution channels, combined with his proven ability to develop new relationships, should be of benefit to Qualstar."
    Prior to joining Qualstar, Mr. King spent more than 30 years in a variety of senior-level sales management positions. Most recently, Mr. King was Vice President, Sales for E2O Communications, where he was responsible for developing that company's sales and marketing organization to target major new customers through multiple distribution channels. Mr. King received a B.S.M.E, cum laude, from Ohio University.
    Separately, Qualstar today also announced that Tim Studebaker, the Company's Vice President of Advanced Development, had decided to leave Qualstar to pursue other interests. His duties will be split among several members of the management staff.

    About Qualstar Corporation

    Qualstar is a manufacturer of automated tape libraries used for backup, archival storage, data protection and disaster recovery. Its products are known throughout the world for their rugged, Simply Reliable design, yielding years of trouble-free operation. Qualstar tape libraries are sold, installed and supported worldwide by selected Value Added Resellers, Systems Integrators, Original Equipment Manufacturers and Distributors. Qualstar also designs, manufactures and sells ultra small, high efficiency open-frame switching power supplies under the "N2Power" brand name to OEMs. Qualstar Corporation is publicly traded on the Nasdaq National Market under the symbol QBAK. More information is available at www.qualstar.com or by phone at 805-583-7744.

    Forward-Looking Statements

    Statements in this press release concerning the future business and operating results of the Company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company's actual results include the Company's ability to increase sales of its tape libraries which incorporate LTO, SAIT and SDLT tape drives, whether the Company's initiatives to maintain and increase sales of its tape libraries based on AIT tape technology will be successful, whether development of the Company's new enterprise-class tape libraries will be completed on time and achieve customer acceptance, rescheduling or cancellation of customer orders, unexpected shortages of critical components, unexpected product design or quality problems, and adverse changes in market demand for tape libraries or Qualstar's products. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Further information on these and other potential factors that could affect the Company's financial results or condition are included in Qualstar's filings with the Securities and Exchange Commission. In particular, reference is made to the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, and to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of its Form 10-K and its most recent Quarterly Report on Form 10-Q.

    CONTACT: Qualstar Corporation
             Frederic T. Boyer, 805-583-7744
             fboyer@qualstar.com
             or
             Investor/Analyst Information:
             Financial Relations Board
             Amy Cozamanis, 310-854-8314
             acozamanis@financialrelationsboard.com
             or
             General Information:
             Financial Relations Board
             Laurie Berman, 310-854-8315
             lberman@financialrelationsboard.com